UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2015

XLI Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55118	30-0785773
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

6795 Edmond St., 3rd Floor

Las Vegas, NV 89118

Tel: 424-653-0120

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 23, 2015, XLI Technologies, Inc., through our wholly owned subsidiary, Bosch International, LLC, (collectively XLI Technologies, Inc. and Bosch International, LLC are referred hereinafter as the "Company") entered into a Strategic Alliance Agreement (the "SAA") with Bosch Technologies, LLC ("BTL"). Pursuant to the SAA, BTL granted the Company the exclusive distribution rights (the "License") to sell and distribute BTL's products throughout the United States of America and Canada (excluding the US Virgin Islands) (the "Territory"). The License covers nano-printed lights, otherwise known as Printed LightSheets. Additionally, the License is exclusive to the Company, but the rights are reserved exclusively for the following industries: (i) all Movie Theaters and Cinema companies and locations; (ii) all Motion Picture (movie) distributors; (iii) all Motion Picture (movie) production companies; (iv) all Motion Picture (movie) Actors, Directors and Producers (A, B and C list) list; all Motion Picture (movie) Media and Ad Agency's: specifically for the motion pictures only, distribution of the motion pictures, feature films and movie events (premieres); and, (v) all Motion Picture (Movie) talent and companies Agents, Agencies, Managers, PR, Management Companies.

For a more specific description of the terms and conditions of the SAA, please refer to the SAA in its entirety, a copy of which has been filed herewith as Exhibit 10.01.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit

10.01	Strategic Alliance Agreement by and among the Company, Bosch International, LLC and Bosch Technologies, LLC (1)

____________

(1)	Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XLI Technologies, Inc.

Date: November 30, 2015	By:	/s/ James Schramm
James Schramm
Chief Executive Officer